AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT
                               DATED MAY 19, 2005

B E T W E E N

                    ANDREW WICKETT, an individual resident in
                       the Province of Ontario ("Wickett")

                                     - and -

                       DEBBIE GRACIE-SMITH, an individual
                       resident in the Province of Ontario
                                ("Gracie-Smith")

                          (collectively, the "Vendors")


                                     - and -

                        ACTIVECORE TECHNOLOGIES, INC., a
                     corporation incorporated under the laws
                    of the State of Nevada (the "Purchaser")


            WHEREAS the Vendors and the Purchaser are parties to a share purchase agreement (the "Share Purchase Agreement") dated effective February 22, 2005;

            AND WHEREAS the Vendors and the Purchaser desire to amend the Share Purchase Agreement as described herein;

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. In this Amending Agreement, capitalized terms not otherwise defined herein have the same meanings as specified in the Share Purchase Agreement.

2. Additional Consideration. In consideration for the Vendors agreeing to enter into this Amending Agreement, the Purchaser shall issue to each of Wickett and Gracie-Smith an additional 250,000 (the "Additional Shares") shares in the capital stock of the Purchaser the receipt of which is hereby acknowledged by Wickett and Gracie-Smith. It is acknowledged by the Vendors and the Purchaser that the Additional Shares shall not be subject to any form of contractual lock-up or other restriction.

3. Definition - "Purchaser Shares". Section 1.1(39) of the Share Purchase Agreement shall be deleted in its entirety and shall be replaced with the following:

      "(39) "Purchaser Shares" means that number of shares of Common tock of the Purchaser having an aggregate value equal to $2,413,834 based on the average of the closing price for shares of the Corporation on the OTCBB over the five trading day period ending on two days after the effective date hereof;

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4. Payment of Purchase Price. Section 2.2 of the Share Purchase Agreement shall be deleted in its entirety and shall be replaced by the following:

      "2.2 Payment of Purchase Price. The aggregate purchase price payable by the Purchaser to the Vendors for the Shares (the "Purchase Price") shall be paid and satisfied as follows: (i) $100,000 in cash (payable as to $50,000 to each of Wickett and Gracie-Smith) due on May 31, 2005; and (ii) the Purchaser Shares (payable as to 50% to each of Wickett and Gracie-Smith) due at Closing."

5. Settlement of Shareholder Indebtedness. Section 2.4 of the Share Purchase Agreement shall be deleted in its entirety and shall be replaced by the following:

      "2.4 Settlement of Shareholder Indebtedness. On or before August 1, 2005, the Purchaser shall pay $100,000 to the Vendors (payable as to $50,000 to each of Wickett and Gracie-Smith) in partial satisfaction of outstanding shareholder loans made by the Vendors to the Corporation. These payments shall be evidenced by the issuance of the Purchaser to each of the Vendors of a promissory note to be substantially in the form of Exhibit I (the "Purchaser Note"). Upon receipt by the Vendors of their respective Purchaser Note, the Vendors hereby each agree to forgive any remaining indebtedness due to such Vendor, provided such remaining indebtedness was in existence at the time of Closing.

6. Exhibit I - Form of Purchaser Note. Exhibit I - Form of Purchaser Note shall be deleted in its entirety and shall be replaced by the Amended Promissory Note set forth at Exhibit I to this Amending Agreement. The Vendors shall deliver herewith to the Purchaser each of their respective Purchaser Notes for cancellation.

7. Exhibit II - Form of Lock-Up Agreement. Exhibit II - Form of Lock-Up Agreement shall be deleted in its entirety and shall be replaced by the Amended Lock-Up Agreement set forth at Exhibit II to this Amending Agreement and the previously executed agreements are hereby cancelled.

8. Further Assurances. Each party shall from time to time execute or procure such documents and other assurances as may be reasonable or advisable to give effect to the provisions of this Agreement.

9. Governing Law. This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Ontario contract.

10. Successors and Assigns. This Amending Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors, legal representatives and permitted assigns. Neither party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Amending Agreement without the prior written consent of the other party.

11. Counterparts. This Amending Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that either party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Amending Agreement which was so faxed.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed.



                              ACTIVECORE TECHNOLOGIES, INC.



                              /s/ [Peter Hamilton]
                              Name: Peter Hamilton
                                Title: President


WITNESSED BY:                  )
                               )
                               )
/s/ Mark Hayman                ) /s/ Andrew Wickett
-------------------------------  -----------------------------------------
Signature of Witness:          )
                                 ANDREW WICKETT
                               )
Mark Hayman                    )
-------------------------------
Name of Witness:               )
                               )
                               )
                               )
                               )


WITNESSED BY:                  )
                               )
                               )
/s/ Mark Hayman                ) /s/ Debbie Gracie-Smith
-------------------------------  -----------------------------------------
Signature of Witness:          )
                                 DEBBIE GRACIE-SMITH
                               )
Mark Hayman                    )
-------------------------------
Name of Witness:               )
                               )
                               )
                               )
                               )

                                   EXHIBIT "I"

                         FORM OF AMENDED PURCHASER NOTE

                          (Please see following page.)

                          ACTIVECORE TECHNOLOGIES, INC.

                            UNSECURED PROMISSORY NOTE

CDN$50,000.00                                                 Toronto, Ontario
                                             Dated Effective February 22, 2005

      FOR VALUE RECEIVED, ACTIVECORE TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Nevada ("Borrower"), unconditionally promises to pay to (""), in the manner hereinafter provided, the principal sum of CDN$50,000 (the "Loan"). The Loan shall be repaid by the Borrower in full on August 1, 2005. The Loan shall not be subject to interest.


      Prepayment in whole or in part of the Loan may be made by the Borrower at any time following the date of the advance of the Loan.


      It is hereby expressly agreed that in the event that any default be made in the payment of the Loan as stipulated above, which default is not cured or waived, then may exercise any right or recourse and proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law or in equity for the recovery of all indebtedness and liabilities of the Borrower to hereunder.


      This Promissory Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


      IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the date and at the place first above written.


                                          ACTIVECORE TECHNOLOGIES, INC.


                                          By: _____________________________

                                          Name: Peter Hamilton
                                          Title: President

                                  EXHIBIT "II"

                        FORM OF AMENDED LOCK-UP AGREEMENT


                          (Please see following page.)

 , 2005

ActiveCore Technologies, Inc.
156 Front Street, Suite 210
Toronto, Ontario
M5J 2L6

Attention: Peter Hamilton

Dear Sir:

      Re: Acquisition by ActiveCore Technologies Inc. ("ActiveCore") of Cratos Technology Solutions Inc. ("Cratos") (the "Acquisition")

      Pursuant to the terms and conditions of the share purchase agreement (the "Share Purchase Agreement") effective as of February 22, 2005 (the "Effective Date") between ActiveCore, Cratos, Andrew Wickett and Debbie Gracie-Smith relating to the Acquisition, and in consideration thereof, the undersigned hereby agrees to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Share Purchase Agreement.

1. Lock-Up Agreement

      The undersigned will not, directly or indirectly, during the Lock-Up Period (as defined below), without the prior written consent of ActiveCore, issue, sell, pledge, encumber, transfer, in whole or in part, or otherwise dispose of any of the Purchaser Shares. The "Lock-Up Period" shall apply to the undersigned's Purchaser Shares in accordance with the following release conditions: (i) 20% of the Purchaser Shares shall be released on the date of issuance of such shares; (ii) 40% of the Purchaser Shares shall be released on the first anniversary of the Effective Date; and (iii) 40% of the Purchaser Shares shall be released on the second anniversary of the Effective Date.

2.    Voting Restrictions

      The undersigned agrees for a period of 2 years from the date hereof to vote all shares of ActiveCore common stock held by the undersigned (either directly or indirectly) in support of any recommendation made by the directors and/or management of ActiveCore at any annual general meeting or special meeting of ActiveCore.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with implementing the agreements, authorizations and other terms hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                       Yours truly,


                                       By:________________________________